Exhibit 99.1

RGA THE SECURITY OF EXPERIENCE. THE POWER OF INNOVATIONINVESTOR DAY 2018 REINSURANCE GRUP OF AMERICA, INCORPORATED JUNE 7, 2018

Investor Day 2018 Jeff Hopson Senior Vice President, Investor Relations May 18, 2017

Safe Harbor This presentation contains forward -looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to projections of the strategies, earnings, revenues, income or loss, ratios, future financial performance and growth potential of Reinsurance Group of America, Incorporated and its subsidiaries (the “Company”) (which we may refer to in the follow paragraphs as “we,” “us” or “our”).The words “intend,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “should,” “believe,” and other similar expressions also are intended to identify forward -looking statements. Forward -looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance, and achievements could differ materially from those set forth in, contemplated by, or underlying the forward -looking statements. Numerous important factors could cause actual results and events to differ materially from those expressed or implied by forward -looking statements including, without limitation, (1) adverse capital and credit market conditions and their impact on the Company’s liquidity, access to capital and cost of capital, (2) the impairment of other financial institutions and its effect on the Company’s business, (3) requirements to post collateral or make payments due to declines in market value of assets subject to the Company’s collateral arrangements, (4) the fact that the determination of allowances and impairments taken on the Company’s investments is highly subjective, (5) adverse changes in mortality, morbidity, lapsation or claims experience, (6) changes in the Company’s financial strength and credit ratings and the effect of such changes on the Company’s future resultsof operations and financial condition, (7) inadequate risk analysis and underwriting, (8) general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in the Company’s current and planned markets, (9) the availability and cost of collateral necessary for regulatory reserves and capital, (10) market or economic conditions that adversely affect the value of the Company’s investment securities or result in the impairment of all or a portion of the value of certain of the Company’s investment securities, that in turn could affect regulatory capital, (11) market or economic conditions that adversely affect the Company’s ability to make timely sales of investment securities, (12) risks inherent in the Company’s risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes, (13) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (14) adverse litigation or arbitration results, (15) the adequacy of reserves, resources and accurate information relating to settlements, awards and terminated and discontinued lines of business, (16) the stability of and actions by governments and economies in the markets in which the Company operates, including ongoing uncertainties regarding the amount of U.S. sovereign debt and the credit ratings thereof, (17) competitive factors and competitors’ responses to the Company’s initiatives, (18) the success of the Company’s clients, (19) successful execution of the Company’s entry into new markets, (20) successful development and introduction of new products and distribution opportunities, (21) the Company’s ability to successfully integrate acquired blocks of business and entities, (22) action by regulators who have authority over the Company’s reinsurance operations in the jurisdictions in which it operates, (23) the Company’s dependence on third parties, including those insurance companies and reinsurers to which the Company cedes some reinsurance, third-party investment managers and others, (24) the threat of natural disasters, catastrophes, terrorist attacks, epidemics or pandemics anywhere in the world where the Company or its clients do business, (25) interruption or failure of the Company’s telecommunication, information technology or other operational systems, or the Company’s failure to maintain adequate security to protect the confidentiality or privacy of personal or sensitive data stored on such systems, (26) changes in laws, regulations, and accounting standards applicable to the Company, its subsidiaries, or its business, (27) the benefits or burdens associated with the Tax Cuts and Jobs Act of 2017 may be different than expected, (28)the effect of the Company’s status as an insurance holding company and regulatory restrictions on its ability to pay principal of and interest on its debt obligations and (29) other risksand uncertainties described in this document and in the Company’s other filings with the Securities and Exchange Commission. Forward -looking statements should be evaluated together with the many risks and uncertainties that affect our business, including those mentioned in this document and described in the periodic reports we file with the Securities and Exchange Commission. These forward -looking statements speak only as of the date on which they are made.We do not undertake any obligations to update these forward -looking statements, even though our situation may change in the future.For a discussion of the risks and uncertainties that could cause actual results to differ materially from those contained in the forward -looking statements, you are advised to review the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2017. 3

Use of Non -GAAP Financial Measures RGA uses a non-GAAP financial measure called adjusted operating income as a basis for analyzing financial results. This measure also serves as a basis for establishing target levels and awards under RGA’s management incentive programs. Management believes that adjusted operating income, on a pre-tax and after-tax basis, better measures the ongoing profitability and underlying trends of the Company’s continuing operations, primarily because that measure excludes substantially all of the effects of net investment -related gains and losses, as well as changes in the fair value of certain embedded derivatives and related deferred acquisition costs. These items can be volatile, primarily due to the credit market and interest rate environment, and are not necessarily indicative of the performance of the Company’s underlying businesses. Additionally, adjusted operating income excludes any net gain or loss from discontinued operations, the cumulative effect of any accounting changes, tax reform and other items that management believes are not indicative of the Company’s ongoing operations. The definition of adjusted operating income can vary by company and this measure is not considered a substitute for GAAP net income. RGA uses a second non-GAAP financial measure called adjusted operating revenues as a basis for measuring performance. This measure excludes the effects of net realized capital gains and losses, and changes in the fair value of certain embedded derivatives. The definition of adjusted operating revenues can vary by company and this measure is not considered a substitute for GAAP revenues. Additionally, the Company evaluates its stockholders’ equity position excluding the impact of accumulated other comprehensive income (AOCI), a non-GAAP financial measure. The Company believes it is important to evaluate its stockholders’ equity position excluding the effect of AOCI because the net unrealized gains or losses included in AOCI primarily relate to changes in interest rates, changes in credit spreads on investment securities, and foreign currency fluctuations that are not permanent and can fluctuate significantly from period to period. Book value per share before the impact of AOCI is a non-GAAP financial measure that management believes is important in evaluating the balance sheet in order to exclude the effects of unrealized amounts primarily associated with mark-to-market adjustments on investments and foreign currency translation. Adjusted operating earnings per diluted share is a non-GAAP financial measure calculated as adjusted operating income divided by weighted average diluted shares outstanding. Adjusted operating return on equity is a non-GAAP financial measure calculated as adjusted operating income divided by average stockholders’ equity excluding AOCI. Similar to adjusted operating income, management believes these non-GAAP financial measures better reflect the ongoing profitability and underlying trends of the Company’s continuing operations. They also serve as a basis for establishing target levels and awards under RGA’s management incentive programs. Reconciliations of non-GAAP financial measures to the nearest GAAP financial measures are provided in the Appendix at the end of this presentation. 4

Agenda

Opening Remarks	Jeff Hopson, Senior Vice President, Investor Relations
Introduction and Overview	Anna Manning, President and Chief Executive Officer
Geographic Overview	Alain Néemeh, Senior Executive Vice President and Chief Operating Officer
15-Minute Break	
Global Financial Solutions	John Laughlin, Executive Vice President, Global Financial Solutions
Financial Overview	Todd Larson, Senior Executive Vice President and Chief Financial Officer
Q&A	Anna Manning, President and Chief Executive Officer

RGA 5

Introduction and Overview Anna Manning President and Chief Executive Officer May 18, 2017

Introduction and Overview Key Messages Well-positioned Trusted ? Partner • A leading brand, experienced management team • Differentiated global franchise ? Proven strategy • Deep technical expertise, consistent and Focused disciplined approach Execution • Innovative services and solutions ? Attractive financial prospects • Robust organic growth and active transaction pipeline expected Long-Term Significant emerging anticipated Value Creator • opportunities 7

Introduction and Overview Evolution of Our Diversified Global Platform Region 1 Product 1 Canada, 10% 1992 $0.4 Billion 2 U.S. & Mortality, 100% LA, 90% GFS, 6% Asia Pacific, 11% Morbidity, 9% EMEA, 12% 2004 Canada, 8% 2 $3.9 Billion U.S. & LA, 69% Mortality, 85% Asia Pacific, 19% GFS, 10% Morbidity, 22% EMEA, 14% 2017 $12.3 Billion 2 U.S. & Canada, 9% LA, 58% Mortality, 68% 1 Percentage of Adjusted Operating Revenue excluding Corporate. 2 Total Adjusted Operating Revenues. Please refer to “Reconciliations of Non-GAAP Measures” in the Appendix. 8

Well -Positioned Global life and health reinsurance revenues Revenues Rank Reinsurer ($ in millions) 2017 1 Swiss Reinsurance Company 13,963 2 Munich Re1 13,425 3 Reinsurance Group of America 2 12,332 4 SCOR Global Life Re 9,368 5 Hannover Re 7,952 6 China Life Re 4,993 7 General Re3 3,932 8 Pacific Life Re 1,760 9 PartnerRe Ltd. 1,411 1 Estimate, excludes Munich Health. 2 Adjusted operating revenues. Please refer to “Reconciliation of Non-GAAP Measures” in the Appendix. 3 Does not include Berkshire Hathaway Reinsurance Group. Note: Exchange rate conversions are based on currency rates provided by each company in their annual filings. Source: annual filings for each reinsurer. Introduction and Overview Highly concentrated industry with high barriers to entry ~ 80% of global market held by the top 5 players 9

Introduction and Overview Best -in-Class Capabilities NMG Consulting Studies, Business Capability Index (BCI) – 2017 Global “RGA continued the ‘lock out’ in 2017, extending its unbroken run of capturing the leading BCI ratings across a global scope.” Mark Prichard CEO, Partner, NMG Consulting penetration Market Indicates competitor position 1 NMG Consulting’s Business Capability Index (Globally) . Business Capability Index – All respondents 1 10

Introduction and Overview Experienced Team and Deep Bench Strength Years of Name Position Experience 23 Management team average Industry 1 RGA2 yrs industry experience Anna Manning President and CEO 37 11 Todd Larson Senior EVP, Chief Financial Officer 24 23 Management team average Alain Néemeh Senior EVP, Chief Operating Officer 21 21 years with RGA 14yrs Dennis Barnes EVPand CEO, RGAx 1 1 Gay Burns EVP, Chief HR Officer 17 7 Proportion of RGA associates John Laughlin EVP, Global Financial Solutions 37 23 35% in actuarial, underwriting or medical roles Timothy Matson EVP, Chief Investment Officer 24 4 Jonathan Porter EVP, Chief Risk Officer 25 10 Proportion of RGA associates who have been with RGA 24 Timothy Rozar SVP, Chief of Staff 22 22 % at least 10 years 1 Includes experience in life insurance and life reinsurance industries. 2 Includes experience with RGA’s predecessor, the reinsurance division of General American Life Insurance Company. 11

Introduction and Overview Proven Strategy, Exceptional Strengths Client Focus Innovation ? Strong multi-level client ? Creative mindset relationships? Entrepreneurial orientation? Comprehensive solutions ? Nimble, agile, and flexible provider? Partnership approach, emphasis on long-term value creation Technical Expertise Culture ? Exceptional underwriting ? Global collaboration strength ? Local empowerment? Deep risk knowledge? Diverse perspectives? Structured solutions 1 NMG Consulting’s “Life & Health Reinsurance Programme—2017 Global Overview” Report. 12

Introduction and Overview Success in Continually Growing Book Value Per Share Book value per share (ex-AOCI)1 total return growth 2 15-Year 12.3% CAGR 10-Year 12.1% CAGR 5-Year 14.0% CAGR $116.46 $92.59 $83.23 $78.03 $69.66 $64.95 $57.25 $52.80 $41.01 $45.86 $40.36 $34.06 $36.59 $31.08 $27.73 $22.63 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 Book value per share excluding AOCI and tax reform total return growth: 15-Year CAGR 11.4%, 10-Year CAGR 10.9%, 5-Year CAGR 11.4% . 1 Periods prior to 4Q06 not restated for 2012 DAC accounting change. Please refer to “Reconciliations of Non-GAAP Measures” in the Appendix. 2 CAGR growth of book value plus dividends. 13

Introduction and Overview RGA Shares Have Performed Well Historically RGA IPO (1993) to Date 10 Years 1400% 250% 1200% 200% 1000% 150% 800% 600% 100% 400% 50% 200% 0% 0% RGA SNL SNL Global SNL S&P 500 RGA SNL SNL Global SNL S&P 500 U.S. L/H Reins U.S. P/C U.S. L/H Reins U.S. P/C 5 Years 1 Year 140% 120% 25% 100% 20% 80% 15% 60% 10% 40% 20% 5% 0% 0% RGA SNL SNL Global SNL S&P 500 U.S. L/H Reins U.S. P/C -5% RGA SNL SNL Global SNL S&P 500 U.S. L/H Reins U.S. P/C Source: S&P Global Market Intelligence, price change percent. Information as of 5/31/2018. 14

Introduction and Overview Global Trends Create Broad Opportunities Macro Environment Client & Consumer ? Balance sheet restructuring? Customer engagement? Regulatory change? Shifting demographics? Low interest rates? Digital distribution Product / Risk Capabilities & Services ? Living benefits? Data and analytics? Longevity risk transfer? Next-gen underwriting? Savings products? Value chain solutions 15

Introduction and Overview Expanding Capabilities ? Developing solutions across industry value chain to respond to opportunities? Partnering with clients to create shared value? Delivering additional sources of revenue? Positioned to lead the industry through future innovation 16

Introduction and Overview Vision for the Future We see an abundance of opportunities and RGA has what it takes to succeed ? High-performing global platform, with nice balance The security of experience of risks ? Full range of capabilities and solutions ? Strong teams, consistent approach, patience and discipline The power ? Innovative culture, focused on long-term value of innovation creation? Demonstrated ability to execute 17

Introduction and Overview Key Messages Well-positioned Trusted ? Partner • A leading brand, experienced management team • Differentiated global franchise ? Proven strategy • Deep technical expertise, consistent and Focused disciplined approach Execution • Innovative services and solutions ? Attractive financial prospects • Robust organic growth and active transaction pipeline expected Long-Term Significant emerging anticipated Value Creator • opportunities 18

Geographic Overview Alain Néemeh Senior Executive Vice President and Chief Operating Officer May 18, 2017

Key Messages ? Well-positioned • Leading global brand • Strong local franchises • Well-diversified business Geographic Overview Trusted Partner ? Proven strategy Focused • Leader in business capability rankings Execution Facultative underwriting leader Leading market share ? Attractive financial prospects • Disciplined and bottom -line focused Long-Term • Steady growth in mortality Value Creator • Attractive opportunities in morbidity 20

Geographic Overview Experienced Team and Deep Bench Strength Management team average Name industry experience Alain Néemeh Paula Boswell -Beier Tony Cheng Management team average Olav Cuiper 17yrs Michael Emerson years with RGA Alka Gautam Douglas Knowling Paul Nitsou Suzanne Scanlon Mark Stewart David Wheeler Position Senior EVP, Chief Operating Officer Senior Vice President EVP, Head of Asia EVP, Head of EMEA EVP, U.S., Latin and South America President and CEO, RGA Canada SVP, Head of Global Support Team EVP, Global Accounts EVP, Chief Information Officer Managing Director, Australia EVP, Head of U.S. Mortality Markets Years of Experience Industry1 RGA2 21 21 25 17 23 21 3211 338 17 17 32 17 32 21 9 9 23 11 37 37 1 Includes experience in life insurance and life reinsurance industries. 2 Includes experience with RGA’s predecessor, the reinsurance division of General American Life Insurance Company. 21

Geographic Overview Established Global Brand Exceptional capabilities leading to solid market share Reputation United Asia Global States Canada EMEA Pacific Relationships 2017 Business Capability Ranking #1 #1 #1 #1 #1 (BCI) 1 2017 New Business Individual #2 #3 / #4 #2 / #1 #2 #2 Premiums 2 / Sum Assured 3 2017 New Business Products Group Premiums 4 #2 #35 #2 #4 #4 & Solutions 1 NMG Consulting’s Business Capability Index. 2 Ceded premiums of newly issued policies (excluding block transactions) as provided by NMG Consulting’s study of 50+ countries. 3 Recurring production result for United States and Canada as provided by the SOA survey. 4 Total ceded premiums of group policies as provided by NMG Consulting’s study of 50+ countries. 5 Based on the 2016 NMG study. 22

Geographic Overview Diversified Global Platform Steady and consistent growth $ in millions $12,000 Premiums $10,000 $8,000 $6,000 $4,000 $2,000 $0 1993 … 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 U.S. & Latin America Canada Asia Pacific EMEA Office Openings South Africa Hong Kong United Kingdom South Korea France Canada Spain Japan Australia Malaysia Mexico Taiwan India China1 Poland Italy Germany Netherlands U.A.E. Brazil Singapore 1992 1994 1995 1996 1997 1998 1999 2002 2005 2006 2007 2008 2009 2011 2012 2015 23 1 China license – 2014.

Geographic Overview Diversified Product Offering Expanded capabilities respond to client needs Percent of Adjusted Operating Revenues 1 1992 GFS, 6% 2004 2017 GFS, 10% Morbidity, 9% Morbidity, 22% Mortality, 100% Mortality, 85% Mortality, 68% Total: $0.4 Billion Total: $3.9 Billion Total: $12.3 Billion Year Product Year Product 1995 Entered capital-motivated reinsurance business 2008 First longevity transaction in the U.K. 1997 First asset-intensive transaction in the U.S. 2009 Acquired U.S. group reinsurance business from ING 1998 First capital-motivated reinsurance treaty in Japan 2010 First longevity treaty in Canada 1999 Whole life medical products in Taiwan 2011 Earlycritical illness product in Indonesia 2000 Critical illness business in the U.K. 2013 Cancer medical reimbursement product in Hong Kong 2001 Co-insurance of indexed annuities 2014 First longevity “shock absorber” in the Netherlands 2002 Critical illness business in South Korea 2016 First-of-its-kind longevity transaction in France 2007 LTC in the U.S. market 2017 Integrated impaired lives wellness solution in Hong Kong 1 Please refer to “Reconciliations of Non-GAAP Measures” in the Appendix. 24

Geographic Overview Underwriting Innovation Track Record Key Messages ? Global leader in innovation and underwriting 1: ? #1 for innovation and product innovation? #1 for underwriting capabilities? #1 for facultative underwriting ? Over 670,000 cases assessed globally through our facultative and strategic underwriting programs in 2017? Over 20 million applications processed through our AURA® e-underwriting system since inception (> 3 million in 2017) 1 NMG, 2017 Study. * Excludes U.S. cases. 25

Geographic Overview

Growth Opportunities

Closing the insurance gap

Seizing the Opportunity

- Globally ~ 4 billion people are uninsured[1]
- ~ 60 million underinsured U.S. households, of which 15 million earning ≥ $100,000 per year[2]
- Underinsured U.S. market is estimated at $12 trillion and growing $300 billion per year[2]
- Asia protection gap will reach $82 trillion by 2020[3]

Understanding the Consumer[4]

- 90% of consumers believe a family's primary wage earner needs life insurance
- 33% attempted to purchase life insurance online
- 40% of millennials wish their spouse / partner would buy more life insurance; much higher than Generation X or Boomers
- "Fast and easy" is the benefit that 72% of all consumers like about simplified underwriting

RGA's Role

- Partner with carriers to meet consumers' life insurance needs
- Develop solutions to accelerate the underwriting process
- Provide leading-edge solutions throughout the value chain
- RGAx helping people live longer, healthier, more financially secure lives

[1] The Geneva Association, The Global Insurance Protection Gap, 2014.
[2] LIMRA, Turn Up the Volume, 12 Trillion Sound Opportunities, 2016.
[3] *Asia Insurance Review*, 2015.
[4] Insurance Barometer, LIMRA, 2018.

RGA 26

Geographic Overview Sample of RGA Capabilities in Underwriting AURA ® ? Automated decision ? Reflexive sets? Evidence evaluation? Business reporting

Geographic Overview Steady Growth in Mortality Core business growing steadily Key Messages Net Premiums Individual and Group Mortality ? Growth in mature markets driven by strong recurring production coupled with in-force opportunities ? Wealth creation in emerging markets driving demand for life insurance ? Innovation important to reaching the middle market and millennials ? Clients seek solutions to changing regulatory environment $ in millions 4.6% CAGR Constant currency 6.4% CAGR $8,000 $7,500 $7,000 $6,500 $6,000 $5,500 Group Mortality $5,000 $4,500 Individual $4,000 Mortality $3,500 $3,000 201311 2014 2015 2016 2017 1 Adjusted to include $450M and $321M of net premiums associated with a U.S. block retrocession transaction in 2013 and 2014, respectively. 28

Geographic Overview Mortality Improvement Over the Past 50 Years Key Messages ? Population mortality continues to improve despite short-term volatility ? Over a shorter timeframe, population mortality trends cannot be easily generalized ? Medical and health advances should continue to drive mortality improvement Average Annual Improvement Rates Averaging England U.S. Japan Canada period & Wales 10 0.9% 1.1% 1.5% 1.7% 20 1.4% 1.9% 1.6% 1.9% 30 1.2% 1.9% 1.8% 1.6% 40 1.1% 1.7% 1.9% 1.5% 50 1.2% 1.6% 2.0% 1.4% Source: RGA internal research, Human Mortality Database, Statistics Canada, Office for National Statistics. Data available up to 2016for U.S., Japan, and Canada (estimate); 2017 for England and Wales. 29

Geographic Overview Attractive Opportunities in Morbidity Well-positioned to benefit from favorable macro trends Key Messages Net Premiums Individual and Group Morbidity ? Aging population and growing middle class heighten the need for morbidity products ? Greater pressure on government finances and increase in treatment costs drive private solutions ? Leading product development capabilities position RGA favorably $ in millions 9.3% CAGR $3,000 Constant currency 11.6% CAGR $2,500 $2,000 Group Morbidity $1,500 Individual Morbidty $1,000 $500 2013 2014 2015 2016 2017 30

Adjusted Operating Revenue 3 Geographic Overview $ in millions U.S. & Latin America $9,000 4.2% CAGR 3 –6% CAGR $7,500 Key Messages $6,000 $4,500 ? #1 in Business Capability Index (BCI) in 2017: $3,000 • U.S. Individual Mortality 1 $1,500 Projection • U.S. Group Life and Disability 2 $0 • Mexico 1 2013 2014 2015 2016 2017 … 2020? Well-diversified and sustainable Individual Mortality Group Individual Health Latin America Financial Solutions long-term profit stream Pre-tax Adjusted Operating Income 3 $ in millions ? Significant value embedded in $1,000 in-force 4.0% CAGR 4 –6% CAGR $800 ? U.S. individual mortality production increased 5.6% in 2017 $600 $400 $200 Projection $0 1 2013 2014 2015 2016 2017 … 2020 NMG Consulting Global Life & Health Reinsurance Programme –2017. 2 NMG 2016 study (bi-annual). 3 Actual results shown (except for projections) . Refer to “Reconciliations of Non-GAAP Measures” in the Appendix. 31

Geographic Overview U.S. & Latin America U.S. individual health ? LTC business is written primarily in 2010 and after, and on products with more limited benefits? Portfolio contains no legacy in-force blocks ? Experience is consistent with our original assumptions ? Comfortable with our reserves? Selective and prudent regarding new business opportunities 32

Geographic Overview U.S. & Latin America Traditional Mortality is improving yet remains seasonal Seasonal Mortality Trend in the U.S. Population 1 125% Key Messages Relative Mortality 100% ? Clear seasonal pattern leading to Monthly more deaths, December to March 75% ? Clear positive trend over last ~ 20 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2011 2012 2013 2014 2015 2016 years in reduction to all-cause mortality rate Mortality Trend in the U.S. Population 2 900 ? Mortality improvements have 100,000 850 slowed over last ~ 5 years, but many favorable medical advances per 800 Standardised appear to be on the horizon 750—Rate Age Death 700 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 1 RGA research and Centers for Disease Control and Prevention, May 2018; adjusted for change in population since 2010 and days in month. 33 2 Centers for Disease Control and Prevention, May 2018.

Geographic Overview U.S. & Latin America Traditional Long-term stability despite quarterly volatility U.S. & Latin America Traditional Pre-tax Adjusted Key Messages Operating Income1 $ in millions ? Generally consistent annual $400 results despite interest rate headwinds $350 $300 ? Q1 generally a weak quarter $250 $200 ? Q4 generally the strongest $150 quarter $100 $50 $0 2013 2014 2015 2016 2017 1Q 2Q 3Q 4Q 1 Please refer to “Reconciliations of Non-GAAP Measures” in the Appendix. 34

Geographic Overview U. S. & Latin America Traditional Value embedded in U.S. & Latin America traditional in-force Actuarial Liabilities –U.S. GAAP vs. Best Estimate $ in billions $10 $7 $4 Projected Future Value U.S. GAAP Liabilities Best Estimate Liabilities $1 -$2 2017 2027 2037 2047 2057 2067 2077 35

Geographic Overview U.S. & Latin America Traditional Reinsurance penetration has increased since 2015 Overview of U.S. Individual Life Mortality Market $ in billions $1,800 $1,600 $1,400 $1,200 $1,000 $800 $600 $400 28% 27% 28% 27% 25% 28% 30% $200 $0 2011 2012 2013 2014 2015 2016 2017 Amount Reinsured Amount Retained Percent Reinsured Source: Society of Actuaries Reinsurance Market Surveys/LIMRA/SNL. Excludes portfolio (in-force) production. 36

Canada Key Messages ? A leading franchise • Individual new business recurring production leader since 20071 • #1 in BCI since 20082 ? Sustainable long-term profit stream ? Potential growth opportunities • Delivering client solutions for a changing regulatory environment • Growing longevity market • Closing the insurance gap Geographic Overview Adjusted Operating Revenue 3 $ in millions $1,800 -0.5% CAGR 5 –8% CAGR $1,500 Constant currency 5.4% CAGR $1,200 $900 $600 $300 Projection $0 2013 2014 2015 2016 2017 … 2020 Pre-tax Adjusted Operating Income 3 $ in millions -3.0% CAGR $200 Constant currency 3.1% CAGR 6 –9% CAGR $150 $100 $50 Projection $0 2013 2014 2015 2016 2017 … 2020 1 Recurring production result as provided by the SOA survey. 2 NMG Consulting Global Life & Health Reinsurance Programme –2017. 3 Actual results shown (except for projections) . Refer to “Reconciliations of Non-GAAP Measures” in the Appendix. 37

Geographic Overview Europe, the Middle East and Africa Key Messages ? A leading franchise with #1 BCI rating1 in: • EMEA region in aggregate for the 5th consecutive year • South Africa for the 8th consecutive year • Middle East and CEE2 markets ? Stable outlook for traditional business? Selective growth opportunities in the Middle East? Developing solutions to help clients address regulatory challenges? Pursuing opportunities through technology -driven innovation with clients Adjusted Operating Revenue 3 $ in millions $2,500 6 –12% CAGR 6.2% CAGR $2,000 Constant currency 11.6% CAGR $1,500 $1,000 $500 Projection $0 2013 2014 2015 2016 2017 … 2020 Pre-tax Adjusted Operating Income 3 $ in millions $300 8 –14% CAGR $250 27.6% CAGR $200 Constant currency 38.9% CAGR $150 $100 $50 Projection $0 2013 2014 2015 2016 2017 … 2020 1 NMG Consulting Global Life & Health Reinsurance Programme –2017. 2 Central and Eastern Europe. 38 3 Actual results shown (except for projections) . Refer to “Reconciliations of Non-GAAP Measures” in the Appendix.

Australia Key Messages Positive 2017 results Improved claims experience and client recaptures Meaningful reduction in future individual disability new business and in-force premiums Repricing continues where necessary Lumpy claims, disabled life reserves, and IBNR lead to quarterly volatility Selective about new business opportunities Geographic Overview $ in millions Adjusted Operating Revenue 1 $1,500 -3.0% CAGR Constant currency 2.6% CAGR $1,000 $500 Projection $0 2013 2014 2015 2016 2017 … 2020 Pre-tax Adjusted Operating Income 1 $ in millions $45 $30 $15 Projection $0 -$15 2013 2014 2015 2016 2017 … 2020 -$30 -$305 1 Actual results shown (except for projections) . Refer to “Reconciliations of Non-GAAP Measures” in the Appendix. 39

Geographic Overview Asia 1 Adjusted Operating Revenue 4 $ in millions 19.1% CAGR $2,500 Key Messages 10 –15% CAGR Constant currency 21.5% CAGR $2,000 ? A leading franchise • #1 in BCI and market share for past six $1,500 years 2 $1,000 • #1 in new business individual premium $500 • 2017 Life Reinsurer of the Year in Asia 3 Projection $0 ? Track record of profitable growth 2013 2014 2015 2016 2017 … 2020 Pre-tax Adjusted Operating Income 4 $ in millions ? Solid outlook for organic growth $250 12.3% CAGR 10 –15% CAGR ? Favorable demographics and $200 Constant currency 15.2% CAGR macro trends $150 ? Well -diversified product mix and $100 client base $50 Projection $0 1 Asia excluding Australia. 2013 2014 2015 2016 2017 … 2020 2 NMG Consulting Global Life & Health Reinsurance Programme –2017. 3 Asia Insurance Review. 4 Actual results shown (except for projections) . Refer to “Reconciliations of Non-GAAP Measures” in the Appendix. 40

Geographic Overview Asia Favorable demographics and macro trends –global middle class In millions Key Messages 4,000 ? By 2020, middle class will become the majority of the global population for the first time ever ? Global middle class to grow yearly by ~ 160 million people through 2030 ? Asia will account for ~ 90% of the people entering the middle class Size of Global Middle Class 3,492 3,500 Year Total 2015 3.0B 3,000 2020 3.8B 2025 4.6B 2,500 2030 5.4B 2,000 1,500 1,380 1,000 724 733 500 335 354 285 335 285 192 212 114 0 North Central and Europe Middle East Sub-Saharan Asia America S. America and N. Africa Africa Pacific 2015 2020 2025 2030 Source: Brookings Institute, The Unprecedented Expansion of the Global Middle Class, February 2017. 41

Geographic Overview Asia Well-diversified product mix and client base Key Messages 2017 Operating Revenue – Distribution by Product ? Individual life represents 42% of Group1 2017 revenues Global Financial Solutions 6% 3% ? Top 20 clients account for 65% of 2017 premiums Health 2 12% ? Multinationals and leading domestic companies comprise the majority of our clients Living Benefits ? Growing demand for living 37% benefits, driven by aging Life 42% population 1 Group includes Life and Creditor. 2 Health includes Individual and Group. 42

Geographic Overview Asia – Product Development Track Record Approximately half of new business driven by exclusive arrangements ?“As-charged” medical ?Predictive underwriting reimbursement product in Indonesia Comprehensive initiative in Asia?Wellness program linked to disease early CI product ?Cloud-based e-underwriting engagement in Asia (Malaysia and in Singapore solution in Asia?All-in-one limited-pay product Singapore) ?Scaled CI product in Korea in Indonesia ?Cancer and stroke reimbursement product in Hong Kong and China?“Claims as a Business” in Korea?Dynamic Risk Scoring model in India 2010 2011 2012 2013 2014 2015 ?Limited -pay CI ?Cancer reimbursement product ?Early-stage CI product in product in HK in Hong Kong Thailand?Early CI product in ?Bucket CI product ?Diabetic -focused wellness Indonesia in Asia program in HK ?Multi-pay ESCI product in Asia ?New generation multi-pay CI product in Taiwan CI: Critical Illness 2016 2017 ?First CI product for diabetics and CI annuity product for seniors in Singapore ?Integrated impaired lives wellness solution in Hong Kong?CI product for “3 highs” in Taiwan and Malaysia 43

Asia RGA presence in key Asian markets Hong Kong ? Office opened in 1995 ? #1 BCI for five consecutive years ? #1 market share ? Top-rated for product innovation and CI expertise Southeast Asia ? First office opened in 1997? #1 BCI for six consecutive years? #1 BCI in Malaysia, Singapore, Thailand,? Top-rated for CI and financial solutions expertise South Korea ? Office opened in 2002 Source: NMG? #1 BCI in 2017? #1 for underwriting expertise Geographic Overview Japan ? Office opened in 1995 ? #1 BCI for three consecutive years? Only L&H reinsurer offering full-service capabilities? #2 for underwriting expertise Taiwan ? Office opened in 1999? #1 BCI four of last five years? #1 for quality and underwriting expertise China ? License obtained in 2014? #6 BCI ? Third-largest global life insurance market 44

Geographic Overview Vision for the Future ? Insurance and reinsurance remain important and The security desirable products of experience? Trend of digital transformation and accelerated underwriting will continue ? Favorable demographics and macro trends will continue in emerging markets The power of innovation ? RGA remains bullish on mortality over the long term ? RGA is well-positioned to continue being a leading player and capture its fair share of the growth 45

Key Messages ? Well-positioned • Leading global brand • Strong local franchises • Well-diversified business Geographic Overview Trusted Partner ? Proven strategy Focused • Leader in business capability rankings Execution • Facultative underwriting leader • Leading market share ? Attractive financial prospects • Disciplined and bottom -line focused Long-Term • Steady growth in mortality Value Creator • Attractive opportunities in morbidity [Graphic Appears Here]

RGA the security of experience. the power of innovation. break

Global Financial Solutions (GFS) John Laughlin Executive Vice President, Global Financial Solutions

Global Financial Solutions Key Messages ? Well-positioned • Strong brand, reputation, and market prominence • Changing landscape creates opportunities • Unique strengths create competitive advantages Trusted Partner ? Proven strategy Focused • A recognized leader in large and complex Execution transactions • Strong and stable financial results over many years • Successful execution ? Attractive financial prospects Long-Term • Demand continues for capital and risk solutions Value Creator Good diversification of earnings and risk Expect continued strong financial results 49

Established Product Lines, Long Track Record Global Financial Solutions of Earnings Growth Capital -Motivated Since 1983 1 Stable, Diversified Growth Asset -Intensive Since 1997 Longevity Since 2008 Global Acquisitions Since 2011 Langhorne Re 2018 Capital -Motivated Asset-Intensive Longevity Strong Pre-tax Adjusted 2007 2012 2017 Operating Income 2 Growth $47M $179M $448M 1 Began reinsurance operations as ITT Lyndon in 1983; RGA acquired an ownership stake in 1995; wholly owned by RGA since 2000. 50 2 Please refer to “Reconciliations of Non-GAAP Measures” in the Appendix.

Global Financial Solutions Long Track Record of Innovation Major U.S. stock First First First fixed First First First LICAT First fixed $5B asset- acquisition mass lapse capital-index longevity longevity transaction annuity intensive of life and shock motivated annuity transaction shock in Canada1 transaction treaty payout 1 transaction transaction in the U.K. 1 absorber 1 absorber annuity in China company 1997 2000 2002 2006 2008 2010 2012 2013 2014 2015 2016 2017 2018 First asset- First XXX First First First First closed- First longevity intensive capital- variable longevity First stable longevity block swap Launched transaction motivated annuity transaction value wrap transaction acquisition in transaction in Langhorne “BOLI” transaction 1 transaction in Canada1 contract with asset Continental Continental Re transfer Europe Europe 1 Refers to first or near-first in the industry or market. 51

Global Financial Solutions Environmental Changes Continue to Create Opportunities LICAT Solvency PBR II Interest Rates1 Tax C-ROSS Reform IFRS17 1 SAM 1 Global effects. 52

Core Strengths Driving Success Client Focus ? Market leadership documented in industry surveys? Long-standing, deep partnerships across client organizations? Historical understanding of clients’ products and objectives Reputation ? Long track record of credibility with clients and regulators? A recognized leader in large and complex transactions? Execution certainty Global Financial Solutions Expertise ? High degree of intellectual capital? Risk assessment, risk transfer, structuring, and investments Robust Solution Set ? Ability to accept and retain biometric and investment risks 53

Global Financial Solutions Experienced Team and Deep Bench Strength Years of Name Position Experience GFS management team 1 2 Industry RGA average John Laughlin EVP, Global Financial Solutions 37 23 industry experience David Boettcher EVP, Chief Operating Officer 35 20 Lawrence Carson SVP, Chief Actuary 25 19 Dustin Hetzler SVP, Chief Pricing Actuary 25 24 GFS management team Jeffrey Nordstrom SVP, Chief Risk Officer 31 3 average years with RGA René Cotting SVP, Product Development 21 9 Gary Seifert SVP, North America 29 23 Gaston Nossiter SVP, Asia Pacific 25 9 Proportion of all GFS Paul Sauvé SVP, Europe, Middle East, Africa 27 12 associates in actuarial roles Hamish Galloway SVP, United Kingdom 32 20 Emma Ferris SVP, EMEA Acquisitions 16 1 Richard Leblanc SVP, U.S. Acquisitions 20 9 1 Includes experience in life insurance and life reinsurance industries. 2 Includes experience with RGA’s predecessor, the reinsurance division of General American Life Insurance Company. 54

Global Financial Solutions GFS Results by Region Key Messages ? Strong adjusted operating income; important contributor to RGA’s results? Proven track record of consistent and dependable earnings? Attractive returns ? Transaction flow can vary by region from year to year? A single run-off treaty in Asia Pacific negatively impacted results in 2016-2017? Strong growth in U.S. and favorable gains on in-force across the block Pre-tax Adjusted Operating Income 1 $ in millions All Regions $700 9 –13% CAGR $600 12% CAGR $500 $400 $300 $200 $100 Projection $0 2013 2014 2015 2016 2017 2020 U.S. EMEA AP Canada 1 Actual results shown (except for projection) . Please refer to “Reconciliations of Non-GAAP Measures” in the Appendix. 55

Global Financial Solutions GFS Results by Product Line Diversified earnings, risk, and product mix Key Messages ? Insurance and structuring expertise is valued by clients? Highly valued reputation for execution? Asset-Intensive block continues to grow; results aided by better-than-expected variable investment income? Capital -Motivated is fee-based and highly capital-efficient? Longevity growth continues with results enhanced by favorable experience $ in millions Pre-tax Adjusted Operating Income 1 $700 All Products 9 –13% CAGR $600 12% CAGR $500 $400 $300 $200 $100 Projection $0 2013 2014 2015 2016 2017 2020 Asset-Intensive Capital -Motivated Longevity 1 Actual results shown (except for projection) . Please refer to “Reconciliations of Non-GAAP Measures” in the Appendix. 56

Global Financial Solutions Asset-Intensive Reinsurance – Executing Strategies Strategies ? Build a balanced portfolio of income and risks through: • Reinsuring in-force blocks repriced for current market conditions • Selectively participating in profitable flow deals ? Target well-designed products from quality insurers? Expand within established markets: U.S., U.K., and Japan; move into new markets in Asia and Continental Europe Advantages ? Strong pricing and risk management skills? Ability to leverage clients’ fixed administration expenses and distribution systems? Flexibility as economics change? Strong counterparty, market credibility? Reputation for execution certainty? Langhorne Re provides opportunity to pursue larger opportunities Execution ? Selective participation in well-designed products? Liabilities are well-matched to ensure low sensitivity to market and policyholder behavior risks? Strong in-force management and ALM discipline optimize results? Balanced portfolio of products and risks 57

Global Financial Solutions Asset -Intensive Reinsurance Consistent, stable earnings; low sensitivity to market and policyholder behavior risks Pre-tax Adjusted Operating Income1 Key Messages $ in millions 10% CAGR ? Reinsuring annuities or interest—$250 sensitive life products that fit RGA’s risk profile $200? Includes block and flow $150 transactions ? Consistent, stable earnings with $100 low market sensitivities $50 ? Predominantly U.S. business but growing in other markets $0 2013 2014 2015 2016 2017 FA/BOLI FIA VA ATL Other 1 Please refer to “Reconciliations of Non-GAAP Measures” in the Appendix. FA/BOLI = Fixed Annuities/Bank -Owned Life Insurance; FIA = Fixed Indexed Annuities; VA = Variable Annuities; ATL = Asset Transfer Longevity. 58

Global Financial Solutions Asset -Intensive Reinsurance – Optionality Profile Significant portion of asset-intensive business has lower policyholder behavior risk Reserves Profile OPTIONALITY PROFILE March 31, 2018 No policyholder $24.1 Billion Locked -in longevity in payout behavior risk Verylow policyholder BOLI behavior risk 18% 28% Fixed and indexed annuity business with:? Higher guarantees (typically 3-4%), Lower policyholder ? Surrender charges, and/or behavior risk ? Market -value adjustment (MVA) provisions 2% Fixed and indexed annuity business with:? Little or no surrender charge 52% Higher policyholder protection, behavior risk? Lower guarantees, and? No MVA Variable annuities 59

Global Financial Solutions Asset -Intensive Reinsurance Illustrative sensitivities for 2017 pre-tax adjusted operating income 1 Low Sensitivity to Interest Rate Movements Low Sensitivity to Equity Movements $ in millions $ in millions $251 $262 $251 $262 $241 $239 [Graphic Appears Here] [Graphic Appears Here] -100 bps 2017 Actual +100 bps -10% 2017 Actual +10% ? Interest rate and equity shocks: impact on pre-tax adjusted operating income 1 is manageable? All shocks are instantaneous and then held constant for the entire year 1 Please refer to “Reconciliations of Non-GAAP Measures” in the Appendix. 60

Longevity – Executing Strategies Strategies ? Leverage mortality expertise to establish position as longevity expert? Deliver non-correlated risk and diversified profit stream? Focus on markets where sound underlying experience data exists? Diversify by structures and by geographies? Provide support on flow business Advantages ? Innovative structures and solutions differentiate us? Strong mortality expertise in all regions is a distinct advantage in pricing longevity? Ability to be selective in risks and returns? Strong reputation for execution Global Financial Solutions Execution ? Transacted in U.K., Canada, Netherlands, France; targeting U.S. and elsewhere in Continental Europe? Executed swaps, asset transfers, and stop-loss solutions? Primarily focused on advanced ages? Inception to date, performance has been at or above expectations? Executed flow agreements on longevity swaps; developing flow solutions involving investment risk 61

Global Financial Solutions Longevity Reinsurance Key Messages ? Continued strong income growth from new business ? Favorable experience in 2017 ? Selective participation in target markets ? Strong demand expected to continue Pre-tax Adjusted Operating Income 1 $ in millions $120 33% CAGR $100 $80 $60 $40 $20 $0 2013 2014 2015 2016 2017 EMEA Canada 1 Please refer to “Reconciliations of Non-GAAP Measures” in the Appendix. 62

Global Financial Solutions

Capital-Motivated Reinsurance – Executing Strategies

Strategies

- Leverage expertise to address changing regulations
- Combine financial structuring expertise with strong local client relationships
- Expand strategic accounts in developed markets
- Lead innovation in Europe and developing Asian markets
- Introduce new product offerings in principles-based environments
- Focus on non-cash solutions; remain selective on cash solutions

Advantages

- Seasoned experts well-positioned within all regions
- Deep understanding of clients' products from decades of reinsurance relationships
- RGA not subject to Solvency II nor IFRS17 at a consolidated level
- In-depth knowledge of local regulations
- Extensive modeling capabilities for biometric, policyholder behavior, and investment risks
- Execution track record

Execution

- Leading presence in key markets around the globe
- Thought partner for LICAT solutions in Canada, Solvency II in Europe
- Broad variety of solutions for continually changing capital and reserve frameworks
- Solvency II-driven solutions in Asia, Continental Europe, the U.K., and the U.S.

RGA 63

Global Financial Solutions Capital -Motivated Reinsurance Key Messages ? Stable, fee-based contributor to income ? Established presence in North America, EMEA, and Asia ? Diverse distribution of mortality, morbidity, credit, and other risks ? Recognized leader in this highly specialized market ? Income volatility by region driven by evolving regulatory landscapes – RGA is able to nimbly shift focus Pre-tax Adjusted Operating Income 1 $ in millions 4% CAGR $100 $90 $80 $70 $60 $50 $40 $30 $20 $10 $0 2013 2014 2015 2016 2017 U.S. EMEA AP Canada 1 Please refer to “Reconciliations of Non-GAAP Measures” in the Appendix. 64

Global Financial Solutions Well-Positioned in the Acquisitions Market ? Expertise to analyze and accept all biometric and market risks ? RGA brings strengths and advantages to each opportunity • Strong client relationships, broad solution set, strong capital position, strong structuring skills, market credibility, reputation for execution • Langhorne Re adds capability to participate in larger transactions ? A preferred buyer and/or partner due to long relationships with sellers and historical knowledge of products ? Selective in pursuing only those opportunities with the strongest fit to RGA capabilities, competitive positioning, and risk philosophies ? A diverse range of opportunities exists in multiple product lines within life, asset-intensive, and longevity segments 65

Global Financial Solutions Significant Capital Deployed Key Messages ? Deployed over $1.7 billion of capital since 2011 • Includes life, annuity, and longevity run-off blocks in the U.S., U.K., Canada, Europe, and Asia Pacific ? Asset portfolios have been repositioned to better align with our investment strengths and risk philosophies? Overall, transactions have performed above expectations Capital Deployed into Block Transactions $ in millions $600 $500 $400 $300 $200 $100 $0 2011 2012 2013 2014 2015 2016 2017 66

Global Financial Solutions Langhorne Re Expands the Solution Set ? Created a Bermuda -based, third-party reinsurance vehicle along with co-sponsor Renaissance Re ? Natural extension of RGA skills and capabilities ? Langhorne Re provides a platform to invest in larger blocks of attractive business ? Expected to generate long-term fees from providing origination, risk management, and administrative services ? Increases relevance to clients through providing increased capacity and improved pricing 67

Global Financial Solutions Vision for the Future RGA has what it takes to succeed ? Regulatory and capital changes will continue to drive need for solutions ? Opportunities to deploy capital into attractive blocks will continue ? Seasoned expertise, creativity, innovation, and strong client relationships create advantages ? Combination of investments and biometric capabilities enables broad solutions ? Clear strategies and strong execution will continue to produce high-quality, stable earnings The security of experience The power of innovation 68

Global Financial Solutions Key Messages ? Well-positioned • Strong brand, reputation, and market prominence • Changing landscape creates opportunities • Unique strengths create competitive advantages Trusted Partner ? Proven strategy Focused • A recognized leader in large and complex Execution transactions • Strong and stable financial results over many years • Successful execution ? Attractive financial prospects Long-Term • Demand continues for capital and risk solutions Value Creator • Good diversification of earnings and risk • Expect continued strong financial results 69

Financial Overview Todd Larson Senior Executive Vice President and Chief Financial Officer

Financial Overview Key Messages Strong ? Proven strategy Track • Record Strong financial track record • Continued organic growth and in-force transactions • Effective capital management ? Well-positioned Unique • Conventional investment profile Profile • Stable liability structure • Well-established Enterprise Risk Management framework ? Attractive financial prospects Long-Term • Well-diversified business model Value Creator • Strong balance sheet and diversity of profits • Intermediate guidance unchanged 71

Financial Overview Experienced Team and Deep Bench Strength Years of Name Position Experience Management team average Industry 1 RGA2 industry experience Todd Larson Senior EVP, Chief Financial Officer 24 23 William Hutton EVP, General Counsel and Secretary 20 20 John Hayden SVP, Controller 29 22 Brian Haynes SVP, Corporate Treasurer 20 6 Management team average Mark Hopfinger SVP, Structured Finance 35 35 years with RGA 17yrs Jeff Hopson SVP, Investor Relations 20 5 Jim Kellett SVP, Valuation & Financial Analysis 34 10 Paul Smith SVP, Global Audit Services 23 7 Kent Zimmerman SVP, Global Tax Director 34 26 1 Includes experience in life insurance and life reinsurance industries. 2 Includes experience with RGA’s predecessor, the reinsurance division of General American Life Insurance Company. 72

Financial Overview Solid Growth of Adjusted Operating Revenues 1 $ in millions Key Messages 4.8% CAGR Constant currency 6.7% CAGR ? Demonstrated growth over time, despite foreign currency headwinds? Global platform provides a diversified source of revenues? GFS produces a combination of premiums, fees, and net investment income? Adjusting for a 2014 mortality retrocession, premiums grew by 7.9% in constant currencies over the period $2,491 $2,145 $2,056 $2,013 $1,954 4.5% CAGR Constant currency 6.7% CAGR $9,841 $9,249 $8,254 $8,670 $8,571 2013 2014 2015 2016 2017 Premiums Other Financial Revenues 1 Please refer to “Reconciliations of Non-GAAP Measures” in the Appendix. 73

Financial Overview Attractive Growth Rate of Adjusted Operating EPS 1 Key Messages 9.7% CAGR $10.84 ? Strong track record $9.73 $9.12 $8.43 ? Above the 5%-8% $7.48 intermediate -term guidance ? Impact to EPS CAGR: • Foreign currencies: -2.3% • Interest rates: -2.5% to -3.5% • Capital management: +2.6% 2013 2014 2015 2016 2017 2Q Australia reserve strengthening 2 1 Please refer to “Reconciliations of Non-GAAP Measures” in the Appendix. 2 2Q13 Australia reserve strengthening impacted adjusted operating EPS by $2.53. 74

Solid Adjusted Operating ROE 1 Despite Macro Financial Overview Environment Headwinds 5-year Key Messages average 10.5% ? Favorable results in the face of lower interest rates and weak foreign currencies ? 5-year average is 11.2% 12.5% 11.2% without Australia charge 10.6% 11.0% 7.4% 2013 2 2014 2015 2016 2017 1 Please refer to “Reconciliations of Non-GAAP Measures” in the Appendix. 2 2013 results reflect charge for reserve strengthening in Australia. 75

Demonstrated Success in Continually Growing Financial Overview Book Value Per Share Book value per share (ex-AOCI)1 total return growth 2 15-Year 12.3% CAGR 10-Year 12.1% CAGR 5-Year 14.0% CAGR Proven Strategy $116.46 $92.59 $83.23 $78.03 $64.95 $69.66 $57.25 $52.80 Consistent $40.36 $41.01 $45.86 $34.06 $36.59 Growth $31.08 $22.63 $27.73 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 Book value per share excluding AOCI and tax reform total return growth: 15-Year CAGR 11.4%, 10-Year CAGR 10.9%, 5-Year CAGR 11.4% . 1 Periods prior to 4Q06 not restated for 2012 DAC accounting change. Please refer to “Reconciliations of Non-GAAP Measures” in the Appendix. 2 CAGR growth of book value per share excluding AOCI, plus dividends. 76

Financial Overview Book Value Growth 1 Among U. S. Life & Health Peers Book value per share (ex-AOCI) total return growth 1 15 Years 10 Years 40% 40% 30% 30% 20% 20% 10% 10% RGA RGA 0% 0% -10% -10% -20% -20% 40% 5 Years 40% 1 Year 30% 30% 20% 20% 10% 10% RGA RGA 0% 0% -10% -10% -20% -20% 1 Please refer to “Reconciliations of Non-GAAP Measures” in the Appendix. Source: S&P Global Market Intelligence. This group represents all companies in the SNL U.S. Life/Health index that were publicly traded over the period and which represent at least 1% 77 of the index, and includes (in alphabetical order): AEL, AFL, AIZ, CNO, GNW, HIG, LNC, MET, PFG, PRI, PRU, RGA, TMK, UNM.

Tax Reform ? Key Messages ? Tax reform is a net positive for RGA ? Added approximately $900 million to capital, and $600 million to excess capital ? Lower consolidated effective tax rate • Expect to be within the 21%-24% range ? More level playing field with competitors ? Ongoing evaluation of the BEAT and GILTI taxes 1 Please refer to “Reconciliations of Non-GAAP Measures” in the Appendix. Financial Overview Net Income $2,000 $1,822 $1,600 $1,200 $800 $701 $400 $0 2016 2017 Adjusted Operating Income Non-operating Gains Tax Reform BVPS ex-AOCI1 $116.46 $120 $100 $92.59 $80 $60 $40 $20 $0 2016 2017 BVPS ex-AOCI Tax Reform 78

Financial Overview Balanced Capital Management Approach ? Maintain an efficient mix of capital? Balance expectations of shareholders, bondholders, clients, regulators, and rating agencies? Preference to deploy into business/block acquisitions? Proven ability to efficiently raise capital? Track record of returning excess capital to shareholders Strong Ratings S&P: AA-A.M. Best: A+ Moody’s: A1 Strong Capital Position Strong capitalization of operating entities 79

Financial Overview Efficient Capital Management Capital structure includes equity (ex-AOCI) 1, debt, hybrid securities $ in millions 1 $12,000 Shareholders’ Equity (ex-AOCI) Debt 45.0% Hybrid Capital Debt+Hybrid to Total Capital $10,369 $10,295 $10,000 $1,119 $1,119 40.0% $9,043 $7,681 $7,725 $1,119 $1,670 $1,670 $8,000 $7,145 35.0% $719 $719 $719 $1,970 $6,000 $1,496 $1,596 $1,579 30.0% $4,000 $7,506 $7,580 25.0% $5,427 $5,954 $4,930 $5,366 $2,000 20.0% $0 15.0% 2013 2014 2015 2016 2017 Q1 18 Debt to Total Capital 20.9% 20.8% 20.4% 21.8% 16.2% 16.1% Debt + Hybrid to Total Capital 31.0% 30.1% 29.7% 34.2% 27.1% 26.9% 1 Please refer to “Reconciliations of Non-GAAP Measures” in the Appendix. 80

Financial Overview Effective Capital Management Balanced capital management approach Balanced approach toward 4-year excess capital roll-forward capital deployment $ in millions $ in millions $1,200 $1,000 2018 $147M $600 Share Repurchases $800 $90M $500 Block ($2,350) Acquisitions $470 $600 ($720) $400 $2,700 ($400) $1,400 $200 $600 $0 1 2013 2014 2015 2016 2017 2018 to Date 2013 After-tax net Transactions Net debt Tax reform Deployed 2 Share Shareholder 2017 income proceeds capital repurchases dividends Shareholder Dividends Block Acquisitions Share Repurchases 1 Transactions include embedded value securitization ($300 million) and mortality retrocession ($170 million) in 2014. 2 Deployed capital includes block acquisitions, organic growth, and capital model refinements. 81

Financial Overview Five -Year Dividend Per Share CAGR = 17% Consistent double -digit dividend increases Dividend Payout Ratio 1 Total Payout Ratio 2 30% 90% 80% 25% 70% 20% 60% 50% 15% 40% 10% 30% 20% 5% 10% 0% 3 0% 3 2013 2014 2015 2016 2017 2013 2014 2015 2016 2017 Industry Average 4 RGA Industry Average 4 RGA Source: S&P Global Market Intelligence & Company Filings. 1 Calculated as dividends per share divided by adjusted operating earnings per share. 2 Calculated as the dividend payout ratio plus buyback payout ratio. 3 Based upon normalized adjusted operating earnings in 2013 before charge for strengthening reserves in Australia. 82 4 Industry Average includes AFL, AIZ, CNO, GNW, HIG, LNC, MET, PFG, PRI, PRU, TMK, UNM.

Financial Overview RGA Has an Attractive Operating Model ? Balance and diversity of profits by geography and product? High-quality earnings, less sensitivity to financial market volatility? Considerable projected value embedded in the in-force business? Stable liability profile? Conventional investment portfolio? Well-established ERM process 83

Financial Overview Global Platform Delivers Balance and Diversity Pre-tax Adjusted Operating Income 1 (excl. Corporate) 2014 2015 2016 2017 11% 14% 11% 13% 26% 15% 37% 15% 36% 33% 16% 16% 10% 13% 11% 16% 28% 27% 25% 27% Total: $941.9 Million Total: $848.1 Million Total: $948.8 Million Total: $1,038.5 Million U.S. and Latin America Traditional U.S. and Latin America Financial Solutions Canada EMEA Asia Pacific 2014 2015 2016 2017 U.S. 64% 54% 61% 60% Outside the U.S. 36% 46% 39% 40% Total 100% 100% 100% 100% Percentages exclude Corporate. 84 1 Please refer to “Reconciliations of Non-GAAP Measures” in the Appendix.

Stable Liability Profile Relatively low liquidity risk due to liability profile Consolidated Reserves Profile March 31, 2018 No policyholder $39.3 Billion behavior risk Verylow policyholder 11% 17% behavior risk Lower policyholder behavior risk 32% 40% Higher policyholder behavior risk Financial Overview OPTIONALITY PROFILE Locked -in longevity in payout Mortality, Morbidity, LTC, BOLI Fixed and indexed annuity business with: High guarantees (typically 3-4%), Surrender charges, and/or Market-value adjustment (MVA) provisions Fixed and indexed annuity business with: Little or no surrender charge protection, Low guarantees, and No MVA Variable annuities 85

Financial Overview Investment Objectives and Strategy ? Maintain conventional life insurance investment portfolio? Manage balance sheet strength and investment income ? Dedicated Investment Solutions team to support Global Financial Solutions transactions? Most assets are managed using internal portfolio managers and analysts; external managers are used for some specialty asset classes? Take advantage of liquidity premium 86

Financial Overview Investment Portfolio Is Conventional Asset allocation March 31, 2018 Market Value $ 49.4B Book Value $46.7B Cash & Short Term 0.8% Investment Grade 92.8% Corporate Bonds and Bank Loans 46.7% Government Bonds 17.7% Structured Bonds 14.1% Commercial Mortgage Loans 9.8% Emerging Market Debt 4.5% High-Yield 4.1% Corporate Bonds and Bank Loans 1.6% Government Bonds 0.1% Structured Bonds 0.2% Commercial Mortgage Loans 0.4% Emerging Market Debt 1.8% Private Debt/Equity 2.3% Mezzanine Debt & Real Estate JVs 2.3% Total 100.0% ? Managed internally • Investment grade corporate bonds • Mortgage -and asset-backed securities • Commercial mortgage loans • Private equity and mezzanine debt • Private placements ? Managed by external managers • Corporate high-yield bonds • Emerging market high-yield bonds • Middle-market bank loans 87

Financial Overview Investment Portfolio Is Conventional Rating distribution March 31, 2018 Rating Market Value % AAA-AA $ 16.7B 33.9% A 15.4 31.1% BBB 14.0 28.3% < BBB 2.6 5.2% Not Rated 0.7 1.5% Total1 $ 49.4B 100.0% ? No significant changes since 2012? Average credit rating is single-A? We see less value in public BBB-rated and below investment grade sectors? New money allocations are toward higher-rated securities 1 Includes asset-intensive funds-withheld assets. Excludes policy loans, other funds-withheld assets, affiliated securities, and liability derivative portfolios. 88

Financial Overview Enterprise Risk Management Framework ? Well-established, robust ERM framework • Identify, assess, measure, and monitor risks quarterly • Quarterly risk reporting at all levels of management, including to the Board • Aligns and integrates risk appetites and limits with business strategy • Stress testing identifies potential threats to strategy ? Effectively manage allocation of capital? RGA strives to continuously improve its risk management program Risk Culture and Governance Risk Culture Risk Governance Accountability Board & Committee Accountability and Company Risk Risk Framework Tone at the Top and Commitment Oversight Commitment Ops. Structure and Guidance Risk-based Data Quality and Roles and Communication Competencies Competencies Decision Governance; Responsibilities Processes Technology Strategy & Risk Assessment Risk Monitoring Risk Capital Risk Appetite And Measurement and Management Reporting Management Linkage to Risk Definition and Assurance Testing Principles -Based Internal Reporting Corporate Strategy Taxonomy and Validation Economic Capital Capital Models —Risk Strategy Risk Identification Risk Treatment External Reports Stat., GAAP, Rating Agencies Risk Appetite Risk Assessment Risk Monitoring Prospective Solvency and Limits and Prioritization Quantitative Methods Tier 2 Capital and Modeling Risk Aggregation, Correlation & Concentration Stress and Scenario Testing 89

Financial Overview Well-Established Enterprise Risk Management Framework ? Risk profile has become more diversified over time? Insurance liability profiles are diversified and well-understood? Demonstrated ability to manage regulatory changes ? Quarterly earnings volatility by product line is not uncommon given the nature of our business • Tempered by enterprise -wide diversification • Tends to even out over longer time periods 90

Financial Overview Attractive Growth Rate of Adjusted Operating EPS 1 Key Messages 5 –8% CAGR ? Intermediate -term guidance is 9.7% CAGR 5%-8% $10.84 $9.12 $9.73 ? Headwinds are ongoing but $8.43 $7.48 manageable? Expect: Projection • Solid organic growth • Transactional opportunities 2013 2014 2015 2016 2017 … 2020 • Effective capital management 2Q Australia reserve strengthening 2 1 Please refer to “Reconciliations of Non-GAAP Measures” in the Appendix. 2 2Q13 Australia reserve strengthening impacted adjusted operating EPS by $2.53. 91

Solid Adjusted Operating ROE 1 Despite Macro Financial Overview Environment Headwinds 5-year Key Messages average 10.5% ? Intermediate target of 10%-12% 12.0%? Potential positive influences: 10.0% • Higher interest rates • Weaker U.S. dollar 12.5% 11.2% 11.0% 10.6% • Growth of international 7.4% businesses • Execution of in-force blocks Projection • Effective capital management 2 2013 2014 2015 2016 2017 … 2020 1 Please refer to “Reconciliations of Non-GAAP Measures” in the Appendix. 2 2013 results reflect charge for reserve strengthening in Australia. 92

Financial Overview Vision for the Future ? Financial outlook is favorable ? Strong strategic position leads to solid organic growth The security ? Continue to pursue in-force and other transactions of experience? Effective capital management adds to shareholder returns ? RGA’s operating model is attractive ? Intermediate guidance is unchanged The power of innovation • 5%-8% EPS annual growth • 10%-12% annual operating ROE ? Solid organic growth + transactional opportunities + capital management = Attractive EPS Growth and Shareholder Returns 93

Financial Overview Key Messages Strong ? Proven strategy Track • Record Strong financial track record • Continued organic growth and in-force transactions • Effective capital management ? Well-positioned Unique • Conventional investment profile Profile • Stable liability structure • Well-established Enterprise Risk Management framework ? Attractive financial prospects Long-Term • Well-diversified business model Value Creator • Strong balance sheet and diversity of profits • Intermediate guidance unchanged 94

Appendix Reconciliations of Non-GAAP Measures

Reconciliations of Non-GAAP Measures

$ in millions

U.S. & LATIN AMERICA TRADITIONAL OPERATIONS

	Full Year 2013	Full Year 2014	Full Year 2015	Full Year 2016	Full Year 2017	QTD 1Q16	QTD 2Q16	QTD 3Q16	QTD 4Q16	QTD 1Q17	QTD 2Q17	QTD 3Q17	QTD 4Q17
GAAP Pre-Tax Income	$ 377.6	$ 351.6	$ 235.8	$ 371.1	$ 373.4	$ 51.1	$ 111.4	$ 77.1	$ 131.5	$ 30.0	$ 90.6	$ 160.5	$ 92.4
Realized Capital (Gains) / Losses	(3.0)	(4.5)	0.2	(0.3)	-	0.1	-	(0.1)	(0.3)	-	-	-	-
Change in MV of Embedded Derivatives(1)	(1.9)	3.1	(2.5)	4.5	1.6	2.0	0.9	3.5	(1.9)	(2.0)	0.6	1.5	1.4
Pre-tax Adjusted Operating Income	$ 372.7	$ 350.2	$ 233.5	$ 375.3	$ 375.0	$ 53.2	$ 112.3	$ 80.5	$ 129.3	$ 28.0	$ 91.2	$ 162.0	$ 93.8

U.S. & LATIN AMERICA ASSET-INTENSIVE

	Full Year 2013	Full Year 2014	Full Year 2015	Full Year 2016	Full Year 2017	QTD 1Q16	QTD 2Q16	QTD 3Q16	QTD 4Q16	QTD 1Q17	QTD 2Q17	QTD 3Q17	QTD 4Q17
GAAP Pre-Tax Income	$ 200.3	$ 250.7	$ 153.0	$ 224.1	$ 320.7	$ (30.8)	$ 94.0	$ 88.7	$ 72.3	$ 85.8	$ 87.0	$ 67.1	$ 80.8
Realized Capital (Gains) / Losses (1)	131.0	61.0	(37.9)	(52.8)	81.6	(16.1)	(64.3)	(8.3)	35.8	59.5	(24.6)	16.4	30.4
Change in MV of Embedded Derivatives(1)	(165.2)	(112.7)	84.5	33.7	(172.9)	92.2	24.6	(21.7)	(61.4)	(93.6)	(12.5)	(10.9)	(55.9)
Pre-tax Adjusted Operating Income	$ 166.1	$ 199.0	$ 199.6	$ 205.0	$ 229.4	$ 45.3	$ 54.3	$ 58.7	$ 46.7	$ 51.7	$ 49.9	$ 72.6	$ 55.3

U.S. & LATIN AMERICA FINANCIAL REINSURANCE

	Full Year 2013	Full Year 2014	Full Year 2015	Full Year 2016	Full Year 2017	QTD 1Q16	QTD 2Q16	QTD 3Q16	QTD 4Q16	QTD 1Q17	QTD 2Q17	QTD 3Q17	QTD 4Q17
GAAP Pre-Tax Income	$ 45.3	$ 52.3	$ 55.0	$ 59.2	$ 80.9	$ 15.9	$ 14.9	$ 14.0	$ 14.4	$ 17.8	$ 20.0	$ 22.0	$ 21.1
Realized Capital (Gains) / Losses (1)	0.4	0.1	-	-	-	-	-	-	-	-	-	-	-
Pre-tax Adjusted Operating Income	$ 45.7	$ 52.4	$ 55.0	$ 59.2	$ 80.9	$ 15.9	$ 14.9	$ 14.0	$ 14.4	$ 17.8	$ 20.0	$ 22.0	$ 21.1

TOTAL US & LATIN AMERICA OPERATIONS SEGMENT

	Full Year 2013	Full Year 2014	Full Year 2015	Full Year 2016	Full Year 2017	QTD 1Q16	QTD 2Q16	QTD 3Q16	QTD 4Q16	QTD 1Q17	QTD 2Q17	QTD 3Q17	QTD 4Q17
GAAP Pre-Tax Income	$ 623.2	$ 654.6	$ 443.7	$ 654.4	$ 775.0	$ 36.2	$ 220.3	$ 179.8	$ 218.2	$ 133.6	$ 197.6	$ 249.6	$ 194.3
Realized Capital (Gains) / Losses(1)	128.3	56.6	(37.7)	(53.1)	81.6	(16.0)	(64.3)	(8.4)	35.5	59.5	(24.6)	16.4	30.4
Change in MV of Embedded Derivatives(1)	(167.1)	(109.6)	82.0	38.2	(171.3)	94.2	25.5	(18.2)	(63.2)	(95.5)	(11.9)	(9.4)	(54.5)
Pre-tax Adjusted Operating Income	$ 584.4	$ 601.6	$ 488.0	$ 639.5	$ 685.3	$ 114.4	$ 181.5	$ 153.2	$ 190.5	$ 97.4	$ 161.1	$ 256.6	$ 170.2

(1) Net of DAC offset

CANADA TRADITIONAL OPERATIONS

	Full Year 2013	Full Year 2014	Full Year 2015	Full Year 2016	Full Year 2017	QTD 1Q16	QTD 2Q16	QTD 3Q16	QTD 4Q16	QTD 1Q17	QTD 2Q17	QTD 3Q17	QTD 4Q17
GAAP Pre-Tax Income	$ 161.7	$ 95.4	$ 124.2	$ 134.7	$ 120.2	$ 20.1	$ 43.3	$ 34.3	$ 37.0	$ 19.3	$ 32.8	$ 28.8	$ 39.3
Realized Capital (Gains) / Losses	(16.6)	(3.1)	(0.4)	(9.1)	(6.3)	(0.7)	(2.4)	(3.7)	(2.2)	(2.6)	(1.7)	(1.4)	(0.7)
Pre-tax Adjusted Operating Income	$ 145.1	$ 92.3	$ 123.8	$ 125.6	$ 113.9	$ 19.4	$ 40.9	$ 30.6	$ 34.8	$ 16.8	$ 31.2	$ 27.5	$ 38.6

CANADA FINANCIAL SOLUTIONS OPERATIONS

	Full Year 2013	Full Year 2014	Full Year 2015	Full Year 2016	Full Year 2017	QTD 1Q16	QTD 2Q16	QTD 3Q16	QTD 4Q16	QTD 1Q17	QTD 2Q17	QTD 3Q17	QTD 4Q17
GAAP Pre-Tax Income	$ 2.6	$ 6.3	$ 13.9	$ 7.9	$ 16.6	$ 0.6	$ 2.1	$ 1.2	$ 4.1	$ 3.6	$ 4.4	$ 4.5	$ 4.2
Realized Capital (Gains) / Losses	-	(0.1)	-	-	-	-	-	-	-	-	-	-	-
Pre-tax Adjusted Operating Income	$ 2.6	$ 6.2	$ 13.9	$ 7.9	$ 16.6	$ 0.6	$ 2.1	$ 1.2	$ 4.1	$ 3.6	$ 4.4	$ 4.5	$ 4.2

TOTAL CANADA OPERATIONS

	Full Year 2013	Full Year 2014	Full Year 2015	Full Year 2016	Full Year 2017	QTD 1Q16	QTD 2Q16	QTD 3Q16	QTD 4Q16	QTD 1Q17	QTD 2Q17	QTD 3Q17	QTD 4Q17
GAAP Pre-Tax Income	$ 164.3	$ 101.7	$ 138.1	$ 142.6	$ 136.9	$ 20.7	$ 45.4	$ 35.5	$ 41.1	$ 22.9	$ 37.2	$ 33.3	$ 43.4
Realized Capital (Gains) / Losses	(16.6)	(3.2)	(0.4)	(9.1)	(6.3)	(0.7)	(2.4)	(3.7)	(2.2)	(2.6)	(1.7)	(1.5)	(0.7)
Pre-tax Adjusted Operating Income	$ 147.7	$ 98.5	$ 137.7	$ 133.5	$ 130.6	$ 20.0	$ 43.0	$ 31.8	$ 38.9	$ 20.4	$ 35.6	$ 31.8	$ 42.8

96

Reconciliations of Non-GAAP Measures

$ in millions

EUROPE, MIDDLE EAST & AFRICA TRADITIONAL OPERATIONS

	Full Year 2013	Full Year 2014	Full Year 2015	Full Year 2016	Full Year 2017	QTD 1Q16	QTD 2Q16	QTD 3Q16	QTD 4Q16	QTD 1Q17	QTD 2Q17	QTD 3Q17	QTD 4Q17
GAAP Pre-Tax Income	$ 31.4	$ 60.3	$ 48.4	$ 30.1	$ 70.5	$ (1.1)	$ 6.8	$ 8.5	$ 15.8	$ 14.0	$ 11.4	$ 15.4	$ 29.7
Realized Capital (Gains) / Losses	(3.4)	(9.2)	(0.3)	-	(0.1)	-	-	-	-	-	-	-	-
Pre-tax Adjusted Operating Income	$ 28.0	$ 51.1	$ 48.1	$ 30.1	$ 70.4	$ (1.1)	$ 6.8	$ 8.5	$ 15.8	$ 14.0	$ 11.4	$ 15.4	$ 29.7

EUROPE, MIDDLE EAST & AFRICA FINANCIAL SOLUTIONS OPERATIONS

	Full Year 2013	Full Year 2014	Full Year 2015	Full Year 2016	Full Year 2017	QTD 1Q16	QTD 2Q16	QTD 3Q16	QTD 4Q16	QTD 1Q17	QTD 2Q17	QTD 3Q17	QTD 4Q17
GAAP Pre-Tax Income	$ 43.2	$ 101.3	$ 108.5	$ 138.0	$ 123.5	$ 25.4	$ 27.5	$ 43.8	$ 41.3	$ 31.9	$ 28.9	$ 31.0	$ 31.7
Realized Capital (Gains) / Losses	(0.1)	(15.5)	(10.2)	(13.5)	(5.5)	1.0	(1.5)	(8.2)	(4.9)	(4.6)	(2.5)	(1.2)	2.8
Non-investment derivatives	-	(0.5)	(0.2)	(2.1)	0.2	(0.8)	0.1	(1.7)	0.3	0.1	0.1	(0.1)	-
Pre-tax Adjusted Operating Income	$ 43.1	$ 85.3	$ 98.1	$ 122.4	$ 118.2	$ 25.6	$ 26.1	$ 33.9	$ 36.7	$ 27.5	$ 26.5	$ 29.7	$ 34.5

TOTAL EUROPE, MIDDLE EAST & AFRICA OPERATIONS

	Full Year 2013	Full Year 2014	Full Year 2015	Full Year 2016	Full Year 2017	QTD 1Q16	QTD 2Q16	QTD 3Q16	QTD 4Q16	QTD 1Q17	QTD 2Q17	QTD 3Q17	QTD 4Q17
GAAP Pre-Tax Income	$ 74.6	$ 161.6	$ 156.9	$ 168.1	$ 194.0	$ 24.3	$ 34.3	$ 52.3	$ 57.1	$ 45.9	$ 40.3	$ 46.4	$ 61.4
Realized Capital (Gains) / Losses	(3.5)	(24.7)	(10.5)	(13.5)	(5.6)	1.0	(1.5)	(8.2)	(4.9)	(4.6)	(2.4)	(1.2)	2.8
Non-investment derivatives	-	(0.5)	(0.2)	(2.1)	0.2	(0.8)	0.1	(1.7)	0.3	0.1	0.1	(0.1)	-
Pre-tax Adjusted Operating Income	$ 71.1	$ 136.4	$ 146.2	$ 152.5	$ 188.6	$ 24.5	$ 32.9	$ 42.4	$ 52.5	$ 41.4	$ 38.0	$ 45.1	$ 64.2

ASIA-PACIFIC TRADITIONAL OPERATIONS

	Full Year 2013	Full Year 2014	Full Year 2015	Full Year 2016	Full Year 2017	QTD 1Q16	QTD 2Q16	QTD 3Q16	QTD 4Q16	QTD 1Q17	QTD 2Q17	QTD 3Q17	QTD 4Q17
GAAP Pre-Tax Income	$ (239.0)	$ 90.6	$ 105.7	$ 113.9	$ 148.8	$ 41.1	$ 34.5	$ 19.8	$ 18.5	$ 41.7	$ 53.3	$ 26.6	$ 27.2
Realized Capital (Gains) / Losses	(3.0)	(2.9)	-	-	-	-	-	-	-	-	-	-	-
Pre-tax Adjusted Operating Income	$ (242.0)	$ 87.7	$ 105.7	$ 113.9	$ 148.8	$ 41.1	$ 34.5	$ 19.8	$ 18.5	$ 41.7	$ 53.3	$ 26.6	$ 27.2

ASIA-PACIFIC FINANCIAL SOLUTIONS OPERATIONS

	Full Year 2013	Full Year 2014	Full Year 2015	Full Year 2016	Full Year 2017	QTD 1Q16	QTD 2Q16	QTD 3Q16	QTD 4Q16	QTD 1Q17	QTD 2Q17	QTD 3Q17	QTD 4Q17
GAAP Pre-Tax Income	$ 12.4	$ 11.7	$ 19.6	$ 4.1	$ 13.1	$ 8.6	$ (0.1)	$ 7.5	$ (12.0)	$ 5.9	$ 5.4	$ (0.2)	$ 2.1
Realized Capital (Gains) / Losses	11.3	7.3	2.9	(6.5)	(10.5)	(1.2)	(5.9)	(5.2)	5.9	(6.3)	(2.8)	-	(1.4)
Pre-tax Adjusted Operating Income	$ 23.7	$ 19.0	$ 22.5	$ (2.4)	$ 2.6	$ 7.4	$ (6.0)	$ 2.3	$ (6.1)	$ (0.5)	$ 2.6	$ (0.2)	$ 0.7

TOTAL ASIA-PACIFIC OPERATIONS

	Full Year 2013	Full Year 2014	Full Year 2015	Full Year 2016	Full Year 2017	QTD 1Q16	QTD 2Q16	QTD 3Q16	QTD 4Q16	QTD 1Q17	QTD 2Q17	QTD 3Q17	QTD 4Q17
GAAP Pre-Tax Income	$ (226.6)	$ 102.3	$ 125.3	$ 118.0	$ 161.9	$ 49.7	$ 34.4	$ 27.3	$ 6.5	$ 47.6	$ 58.7	$ 26.3	$ 29.3
Realized Capital (Gains) / Losses	8.3	4.4	2.9	(6.5)	(10.5)	(1.2)	(5.9)	(5.2)	5.9	(6.3)	(2.8)	-	(1.4)
Pre-tax Adjusted Operating Income	$ (218.3)	$ 106.7	$ 128.2	$ 111.5	$ 151.4	$ 48.5	$ 28.5	$ 22.1	$ 12.4	$ 41.2	$ 55.9	$ 26.3	$ 27.9

CORPORATE & OTHER SEGMENT

	Full Year 2013	Full Year 2014	Full Year 2015	Full Year 2016	Full Year 2017	QTD 1Q16	QTD 2Q16	QTD 3Q16	QTD 4Q16	QTD 1Q17	QTD 2Q17	QTD 3Q17	QTD 4Q17
GAAP Pre-Tax Income	$ (0.2)	$ (11.7)	$ (119.2)	$ (39.2)	$ (125.0)	$ (23.3)	$ 18.8	$ (7.3)	$ (27.4)	$ (42.1)	$ 5.5	$ (15.4)	$ (73.0)
Realized Capital (Gains) / Losses	6.4	10.3	67.1	(49.0)	7.6	(7.0)	(31.6)	(11.7)	1.1	15.5	(15.0)	(6.3)	13.4
Gain on Debt Repurchase	(46.5)	-	-	-	-	-	-	-	-	-	-	-	-
Non-investment Derivatives	-	0.1	0.1	(0.1)	(0.1)	-	-	-	-	-	-	-	-
Pre-tax Adjusted Operating Income	$ (40.3)	$ (1.3)	$ (52.0)	$ (88.3)	$ (117.4)	$ (30.3)	$ (12.8)	$ (19.0)	$ (26.3)	$ (26.6)	$ (9.5)	$ (21.7)	$ (59.6)

RGA

97

Reconciliations of Non-GAAP Measures

$ in millions

GFS - Asset-Intensive

	2012	2013	2014	2015	2016	2017
GAAP Pre-Tax Income - Cont Ops	231.9	192.5	274.9	189.1	274.8	358.6
Realized Capital (Gains) / Losses[1]	(79.0)	142.3	53.7	(45.2)	(72.7)	65.8
Change in MV of Embedded Derivatives[1]	(45.7)	(165.2)	(112.7)	84.5	33.7	(172.9)
Pre-tax Adjusted Operating Income	107.2	169.6	215.9	228.4	235.8	251.5

[1] Net of DAC offset

GFS - Capital-Motivated Reinsurance

	2012	2013	2014	2015	2016	2017
GAAP Pre-Tax Income - Cont Ops	57.3	78.5	90.9	88.3	77.0	92.5
Realized Capital (Gains) / Losses	0.2	0.4	0.3	-	-	-
Pre-tax Adjusted Operating Income	57.5	78.9	91.2	88.3	77.0	92.5

GFS - Longevity Reinsurance

	2012	2013	2014	2015	2016	2017
GAAP Pre-Tax Income - Cont Ops	14.4	32.9	55.6	72.6	81.5	104.3
Realized Capital (Gains) / Losses[1]	(0.6)	(0.1)	(1.2)	-	(0.1)	(0.2)
Non-investment derivatives			(0.5)	(0.2)	(2.1)	0.2
Pre-tax Adjusted Operating Income	13.8	32.8	53.9	72.4	79.3	104.3

Total GFS

	2012	2013	2014	2015	2016	2017
GAAP Pre-Tax Income - Cont Ops	303.6	303.9	421.4	350.0	433.3	555.4
Realized Capital (Gains) / Losses[1]	(79.4)	142.6	52.8	(45.2)	(72.8)	65.6
Non-investment derivatives	-	-	(0.5)	(0.2)	(2.1)	0.2
Change in MV of Embedded Derivatives[1]	(45.7)	(165.2)	(112.7)	84.5	33.7	(172.9)
Pre-tax Adjusted Operating Income	178.5	281.3	361.0	389.1	392.1	448.3

98

Reconciliations of Non-GAAP Measures

$ in millions

RGA CONSOLIDATED

	Full Year 2013	Full Year 2014	Full Year 2015	Full Year 2016	Full Year 2017	QTD 1Q16	QTD 2Q16	QTD 3Q16	QTD 4Q16	QTD 1Q17	QTD 2Q17	QTD 3Q17	QTD 4Q17
GAAP Pre-Tax Income	$ 635.3	$ 1,008.5	$ 744.8	$ 1,043.9	$ 1,142.8	$ 107.6	$ 353.2	$ 287.6	$ 295.5	$ 207.8	$ 339.3	$ 340.2	$ 255.5
Realized Capital (Gains) / Losses(1)	122.9	43.4	21.4	(131.3)	66.9	(23.8)	(105.6)	(37.1)	35.2	61.5	(46.5)	7.5	44.4
Change in MV of Embedded Derivatives(1)	(167.1)	(109.6)	82.0	38.3	(171.3)	94.2	25.5	(18.3)	(63.1)	(95.6)	(11.8)	(9.5)	(54.5)
Gain on Debt Repurchase	(46.5)	-	-	-	-	-	-	-	-	-	-	-	-
Non-Investment Derivatives	-	(0.4)	(0.1)	(2.1)	0.1	(0.8)	0.1	(1.7)	0.3	0.1	0.1	(0.1)	-
Pre-tax Adjusted Operating Income	$ 544.6	$ 941.9	$ 848.1	$ 948.8	$ 1,038.5	$ 177.2	$ 273.2	$ 230.5	$ 267.9	$ 173.9	$ 281.1	$ 338.1	$ 245.4

	Full Year 2013	Full Year 2014	Full Year 2015	Full Year 2016	Full Year 2017	QTD 1Q16	QTD 2Q16	QTD 3Q16	QTD 4Q16	QTD 1Q17	QTD 2Q17	QTD 3Q17	QTD 4Q17
GAAP Pre-Tax Income	$ 418.8	$ 684.0	$ 502.2	$ 701.4	$ 1,822.2	$ 76.5	$ 236.1	$ 198.7	$ 190.1	$ 145.5	$ 232.2	$ 227.6	$ 1,216.9
Realized Capital (Gains) / Losses(1)	78.4	25.5	11.7	(92.3)	70.7	(16.4)	(71.5)	(26.4)	22.0	38.6	(30.9)	4.7	30.2
Change in MV of Embedded Derivatives(1)	(108.6)	(71.2)	53.3	24.9	(141.2)	61.2	16.6	(11.9)	(41.1)	(62.1)	(7.6)	(6.2)	(37.1)
Gain on Debt Repurchase	(30.2)	-	-	-	-	-	-	-	-	-	-	-	-
Non-Investment Derivatives	-	(0.3)	(0.1)	(1.4)	0.1	(0.5)	0.1	(1.1)	0.2	0.1	-	(0.1)	-
U.S. Statutory Tax Rate Change	-	-	-	-	(1,039.1)	(0.5)	0.1	(1.1)	0.2	0.1	-	(0.1)	(1,039.1)
After-tax Adjusted Operating Income	$ 358.4	$ 638.0	$ 567.1	$ 632.6	$ 712.7	$ 120.3	$ 181.4	$ 158.2	$ 171.4	$ 122.2	$ 193.7	$ 226.0	$ 170.9

CONSOLIDATED EPS RECONCILIATION

Per Diluted Share Basis	Full Year 2013	Full Year 2014	Full Year 2015	Full Year 2016	Full Year 2017	QTD 1Q16	QTD 2Q16	QTD 3Q16	QTD 4Q16	QTD 1Q17	QTD 2Q17	QTD 3Q17	QTD 4Q17
GAAP Pre-Tax Income	$ 5.78	$ 9.78	$ 7.46	$ 10.79	$ 27.71	$ 1.17	$ 3.64	$ 3.07	$ 2.92	$ 2.22	$ 3.54	$ 3.47	$ 18.49
Realized Capital (Gains) / Losses(1)	1.09	0.36	0.18	(1.42)	1.08	(0.25)	(1.10)	(0.41)	0.34	0.59	(0.47)	0.07	0.47
Change in MV of Embedded Derivatives(1)	(1.50)	(1.02)	0.79	0.38	(2.15)	0.94	0.26	(0.18)	(0.63)	(0.95)	(0.12)	(0.09)	(0.57)
Gain on Debt Repurchase	(0.42)	-	-	-	-	-	-	-	-	-	-	-	-
Non-Investment Derivatives	-	-	-	(0.02)	-	(0.01)	-	(0.02)	-	-	-	-	-
U.S. Statutory Tax Rate Change	-	-	-	-	(15.80)	-	-	-	-	-	-	-	(15.79)
Adjusted Operating EPS from Cont. Operations	$ 4.95	$ 9.12	$ 8.43	$ 9.73	$ 10.84	$ 1.85	$ 2.80	$ 2.46	$ 2.63	$ 1.86	$ 2.95	$ 3.44	$ 2.60

(1) Net of DAC offset

RGA

99

Reconciliations of Non-GAAP Measures

$ in millions

US & LATIN AMERICA OPERATIONS SEGMENT

	2013	2014	2015	2016	2017
GAAP Revenue	$ 6,078.8	$ 6,297.4	$ 6,108.9	$ 6,805.4	$ 7,250.5
Realized Capital (Gains) / Losses	154.1	(95.3)	(25.9)	27.8	19.2
Change in MV of Embedded Derivatives	(212.2)	(69.1)	132.0	(62.0)	(176.9)
Adjusted Operating Revenue	$ 6,020.7	$ 6,133.0	$ 6,215.0	$ 6,771.2	$ 7,092.8

CANADA OPERATIONS

	2013	2014	2015	2016	2017
GAAP Revenue	$ 1,185.0	$ 1,181.9	$ 1,068.0	$ 1,164.9	$ 1,152.5
Realized Capital (Gains) / Losses	(16.6)	(3.2)	(0.3)	(9.1)	(6.3)
Adjusted Operating Revenue	$ 1,168.4	$ 1,178.7	$ 1,067.7	$ 1,155.8	$ 1,146.2

EMEA OPERATIONS

	2013	2014	2015	2016	2017
GAAP Revenue	$ 1,305.0	$ 1,557.8	$ 1,477.4	$ 1,535.7	$ 1,673.1
Realized Capital (Gains) / Losses	(3.5)	(24.7)	(10.5)	(13.5)	(5.5)
Investment income on unit-linked variable annuities	-	-	-	(13.1)	(11.1)
Non-investment Derivatives	-	(0.5)	(0.2)	(2.1)	0.2
Adjusted Operating Revenue	$ 1,301.5	$ 1,532.6	$ 1,466.7	$ 1,507.0	$ 1,656.7

ASIA PACIFIC (EXCLUDING AUSTRALIA) OPERATIONS

	2013	2014	2015	2016	2017
GAAP Revenue	$ 734.5	$ 862.2	$ 922.3	$ 1,135.0	$ 1,508.9
Realized Capital (Gains) / Losses	9.0	8.5	3.1	(5.7)	(11.2)
Adjusted Operating Revenue	$ 743.5	$ 870.7	$ 925.4	$ 1,129.3	$ 1,497.7

	2013	2014	2015	2016	2017
GAAP Pre-Tax Income	$ 75.2	$ 107.1	$ 104.3	$ 136.1	$ 147.5
Realized Capital (Gains) / Losses	9.0	8.5	3.1	(5.7)	(11.2)
Pre-tax Adjusted Operating Income	$ 84.2	$ 115.6	$ 107.4	$ 130.4	$ 136.3

AUSTRALIA OPERATIONS

	2013	2014	2015	2016	2017
GAAP Revenue	$ 876.1	$ 894.5	$ 772.6	$ 699.5	$ 775.6
Realized Capital (Gains) / Losses	(0.7)	(4.1)	(0.2)	(0.8)	0.7
Adjusted Operating Revenue	$ 875.4	$ 890.4	$ 772.4	$ 698.7	$ 776.3

	2013	2014	2015	2016	2017
GAAP Pre-Tax Income	$ (301.8)	$ (4.8)	$ 21.0	$ (18.1)	$ 14.4
Realized Capital (Gains) / Losses	(0.7)	(4.1)	(0.2)	(0.8)	0.7
Pre-tax Adjusted Operating Income	$ (302.5)	$ (8.9)	$ 20.8	$ (18.9)	$ 15.1

RGA 100

Reconciliations of Non-GAAP Measures

$ in millions

RGA Consolidated

	2013	2014	2015	2016	2017
GAAP Revenue	$ 10,318.3	$ 10,904.2	$ 10,418.2	$ 11,521.5	$ 12,515.8
Realized Capital (Gains) / Losses	148.7	(108.5)	33.2	(50.3)	(46.4)
Change in MV of Embedded Derivatives	(212.2)	(69.1)	132.0	(62.0)	(126.0)
Gain on Debt Repurchase	(46.5)	-	-	-	-
Investment income on unit-linked variable annuities	-	-	-	(13.1)	(11.1)
Non-investment Derivatives	-	(0.4)	(0.1)	(2.1)	0.1
Adjusted Operating Revenue	$ 10,208.3	$ 10,726.2	$ 10,583.3	$ 11,394.0	$ 12,332.4

	2013	2014	2015	2016	2017	1Q18
GAAP Stockholders' Equity	$ 5,935.5	$ 7,023.5	$ 6,135.4	$ 7,093.1	$ 9,569.5	$ 9,008.3
FAS 115 Equity Adjustment	820.2	1,624.8	935.7	1,355.0	2,200.7	1,567.1
Foreign Currency Adjustment	207.1	81.8	(181.1)	(172.5)	(86.3)	(87.5)
Unrealized Pension	(21.7)	(49.5)	(46.3)	(43.2)	(50.7)	(51.2)
Equity Excluding AOCI	$ 4,929.9	$ 5,366.4	$ 5,427.1	$ 5,953.8	$ 7,505.9	$ 7,579.9

	2013	2014	2015	2016	2017
GAAP Stockholders' Average Equity	$ 6,308.9	$ 6,515.7	$ 6,606.6	$ 7,104.3	$ 8,030.2
FAS 115 Average Equity Adjustment	1,290.2	1,282.3	1,362.4	1,656.4	1,749.8
Foreign Currency Adjustment	216.8	158.5	(53.7)	(134.5)	(141.8)
Unrealized Pension	(32.4)	(26.6)	(47.6)	(46.8)	(43.6)
Average Equity Excluding AOCI	$ 4,834.3	$ 5,101.5	$ 5,345.5	$ 5,629.2	$ 6,465.8
Adjusted Operating ROE - Excluding AOCI	7%	13%	11%	11%	11%

	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017
Book value per share	$ 24.72	$ 31.33	$ 36.50	$ 41.38	$ 43.64	$ 48.70	$ 33.54	$ 49.87	$ 64.96	$ 79.31	$ 93.47	$ 83.87	$ 102.13	$ 94.09	$ 110.31	$ 148.48
Less: effect of FAS 115	2.08	2.74	3.92	5.92	5.46	5.05	(7.62)	1.43	8.88	19.35	25.40	11.59	23.63	14.35	21.07	34.14
Less: effect of CTA	0.01	0.86	1.50	1.40	1.77	3.43	0.35	2.80	3.48	3.13	3.62	2.93	1.19	(2.78)	(2.68)	(1.34)
Less: effect of Pension Benefit	-	-	-	-	(0.18)	(0.14)	(0.20)	(0.22)	(0.20)	(0.42)	(0.50)	(0.31)	(0.72)	(0.71)	(0.67)	(0.78)
Book value per share excluding AOCI	$ 22.63	$ 27.73	$ 31.08	$ 34.06	$ 36.59	$ 40.36	$ 41.01	$ 45.86	$ 52.80	$ 57.25	$ 64.95	$ 69.66	$ 78.03	$ 83.23	$ 92.59	$ 116.46

Periods prior to 2006 not restated for 2012 DAC accounting change.

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